SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)         PRICE(2)

 COMMON STOCK-JUNO LIGHTING INC.
          GAMCO INVESTORS, INC.
                       7/27/05            4,400            43.7000
                       7/27/05            4,400-           43.7000
                       7/27/05            3,000            43.7000
                       7/27/05            4,400            43.7000
                       7/25/05            3,000            43.6000
                       7/25/05              500            43.6000
                       7/22/05            2,000            43.5000
                       7/20/05              600            43.3583
                       7/18/05              494            43.3000
                       7/15/05              604            43.2500
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES LTD
                       7/22/05               88            43.3500
          GABELLI FUNDS, LLC.
		   GLOBAL UTILITY INCOME TRUST
                       7/28/05            2,000            43.7500
               GABELLI UTILITY TRUST
                       7/25/05            2,200            43.6000
               GABELLI ABC FUND
                       7/22/05              200            43.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ SMALL CAP.

(2) PRICE EXCLUDES COMMISSION.